Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
(650) 696-8910

DAVITA INC. REPORTS 3rd QUARTER 2005 RESULTS

El Segundo, California, October 31, 2005 – DaVita Inc. (NYSE: DVA), today announced results for the quarter ended September 30, 2005. Net income for the three months and nine months ended September 30, 2005 was $55.2 million and $164.5 million, or $0.53 and $1.58 per share, respectively.

Net income for the quarter ended September 30, 2005 included pre-tax Medicare lab recoveries related to prior years’ services of $1.1 million and a net swap valuation loss of $1.7 million.

Financial and operating highlights include:

•	Cash Flow: Operating cash flow for the quarter ended September 30, 2005 was $85 million and free cash flow was $75 million. For the rolling 12-month period ended September 30, 2005 operating cash flow was $334 million and free cash flow was $287 million, excluding the tax benefit from stock option exercises and the after-tax benefit of Medicare lab recoveries related to prior years’ services. Including those items, the rolling 12-month period operating cash flow was $390 million and free cash flow was $343 million.

•	Operating Income: Operating income for the three months and nine months ended September 30, 2005, was $111.2 million and $324.9 million, respectively, excluding Medicare lab prior years’ recoveries of $1.1 million and $3.8 million, respectively.

•	Operating Income Margins: Operating income margins declined from 17.6% for the third quarter of 2004 to 16.5% for 2005. The decrease was primarily attributable to increases in labor and benefit costs, and higher G&A costs, driven primarily by legal and compliance professional fees, as well as integration costs associated with the Gambro Healthcare acquisition.

•	Volume: Total treatments for the third quarter were 2,037,584 or 25,792 treatments per day, an increase of 12.9% per day as compared to the third quarter of last year. Non-acquired treatment growth was 5.2% for the third quarter.

•	Effective Tax Rate: The effective income tax rate for third quarter 2005 was 37.5%. We expect the annual effective tax rate to be 38.0% for 2005, and within a range of 39% - 40% for 2006, exclusive of valuation allowance adjustments.

•	Center Activity: As of September 30, 2005, we operated or provided administrative services at 724 outpatient centers serving approximately 58,100 patients. During the third quarter we acquired 11 centers, opened 8 de novo centers and divested one wholly owned center.

Summary of Recent Transactions:

On October 5, 2005, we completed our acquisition of Gambro Healthcare, one of the largest dialysis service providers in the U.S. for an aggregate purchase price of $3.055 billion. In connection with the acquisition we:

•	entered into a new credit agreement for $3.05 billion and used borrowings of $2.85 billion under the facilities along with available cash of $252 million to purchase Gambro Healthcare and pay related fees of $47 million;

•	entered into an Alliance and Product Supply Agreement with Gambro AB and Gambro Renal Products, Inc. for the next ten years, during which we are committed to purchase a significant majority of our hemodialysis products, supplies and equipment; and

•	on October 6, 2005 we completed the sale of 70 freestanding renal dialysis centers to Renal Advantage. The sale of an additional three centers to Renal Advantage will be made upon receipt of Illinois state regulatory approval and is expected to close within the next 60 days. Also one other center was sold to a separate physician group and two management services agreements were terminated. We are receiving approximately $328 million for all of the divested centers, and resulting tax payments are estimated at approximately $95 million.

As of September 30, 2005, proforma for the Gambro Healthcare acquisition and divestitures, we would have operated or provided administrative services to over 1,200 outpatient centers in 41 states serving approximately 94,000 patients.

Outlook

Our 2006 operating income is currently projected to be in the $600-$670 million range, before the impact of FASB No. 123R related to stock option expensing. Major variables include integration of the Gambro Healthcare operations, government reimbursement rates, intensities of physician prescribed pharmaceuticals, payor contracting, and growth assumptions.

Kent Thiry, CEO, stated, “This is a difficult time to provide guidance because there is an unusual amount of change going on, internally and externally. The integration is off to a strong start and we remain confident the combination of these two teams was the correct long-term decision for shareholders. In addition we remain confident that the combination will lead to even better patient care.”

DaVita will be holding a conference call to discuss its third quarter results for 2005 on October 31, 2005, at 11:30 AM Eastern Time. The dial in number is 800-399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward–looking statements. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, acquisitions and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended June 30, 2005. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from preferred provider organizations (PPO) and private indemnity patients,

•	possible reductions in private and government reimbursement rates,

•	changes in pharmaceutical practice patterns or reimbursement policies,

•	our ability to maintain contracts with physician medical directors,

•

legal compliance risks, including our continued compliance with complex government regulations and the ongoing review by the U.S. Attorney’s Office for the Eastern District of Pennsylvania and the OIG, the subpoena from the U.S. Attorney’s Office for the Eastern

District of New York, the subpoena from the U.S. Attorney’s Office, Eastern District of Missouri and our ability to cause Gambro Healthcare to comply with its corporate integrity agreement, and

•	our ability to complete and integrate acquisitions, including Gambro Healthcare.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Net operating revenues	$676,820	$595,531	$1,935,825	$1,682,592
Operating expenses and charges:
Patient care costs	457,994	396,909	1,303,297	1,135,477
General and administrative	60,820	50,600	174,939	138,931
Depreciation and amortization	26,372	22,257	77,080	63,454
Provision for uncollectible accounts	12,034	10,520	34,457	29,964
Minority interests and equity income, net	7,262	3,593	17,403	9,814

Total operating expenses and charges	564,482	483,879	1,607,176	1,377,640

Operating income	112,338	111,652	328,649	304,952

Debt expense	(24,297)	(13,741)	(66,728)	(36,635)
Swap valuation (loss) gain	(1,718)		4,543
Refinancing charges			(6,872)
Other income	2,074	1,010	5,777	3,120

Income before income taxes	88,397	98,921	265,369	271,437
Income tax expense	33,180	38,535	100,875	105,785

Net income	$55,217	$60,386	$164,494	$165,652

Earnings per share:
Basic	$0.55	$0.61	$1.64	$1.67

Diluted	$0.53	$0.59	$1.58	$1.61

Weighted average shares:
Basic	101,307,461	99,168,930	100,399,902	98,972,666

Diluted	104,371,789	102,889,781	103,803,975	103,193,267

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Nine months ended September 30,
	2005	2004
Cash flows from operating activities:
Net income	$164,494	$165,652
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	77,080	63,454
Stock options, principally tax benefits	37,021	30,465
Minority interests in income of consolidated subsidiaries	18,225	11,345
Distributions to minority interests	(12,261)	(6,966)
Deferred income taxes	(8,950)	11,831
Refinancing charges	6,872
Swap valuation gains	(4,543)
Non-cash debt expense	2,397	1,497
(Gain) loss on divestitures	(2,213)	59
Equity investment income	(822)	(1,531)
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(39,953)	(33,998)
Medicare lab recoveries	(1,131)	10,707
Inventories	(2,670)	5,065
Other current assets	(2,899)	(755)
Other long-term assets	(2,134)	2,109
Accounts payable	2,753	7,773
Accrued compensation and benefits	27,366	22,409
Other current liabilities	27,279	43,360
Income taxes	19,670	136
Other long-term liabilities	(3,371)	(8)

Net cash provided by operating activities	302,210	332,604

Cash flows from investing activities:
Additions of property and equipment, net	(97,529)	(89,872)
Acquisitions and divestitures, net	(130,113)	(245,284)
Investments in and advances to affiliates, net	14,294	4,862
Intangible assets	(779)	(635)

Net cash used in investing activities	(214,127)	(330,929)

Cash flows from financing activities:
Borrowings	1,742,433	3,123,171
Payments on long-term debt	(1,753,351)	(2,903,648)
Deferred financing costs	(30,561)	(3,934)
Purchase of treasury stock		(86,559)
Stock option exercises	38,613	34,580

Net cash (used in) provided by financing activities	(2,866)	163,610

Net increase in cash and cash equivalents	85,217	165,285
Cash and cash equivalents at beginning of period	251,979	61,657

Cash and cash equivalents at end of period	$337,196	$226,942

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	September 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$337,196	$251,979
Accounts receivable, less allowance of $68,379 and $58,166	502,887	462,095
Medicare lab recoveries	1,131
Inventories	36,032	31,843
Other current assets	47,163	44,210
Deferred income taxes	104,772	78,593

Total current assets	1,029,181	868,720
Property and equipment, net	452,033	412,064
Amortizable intangibles, net	83,683	60,719
Investments in third-party dialysis businesses	2,526	3,332
Other long-term assets	44,889	10,898
Goodwill	1,256,223	1,156,226

	$2,868,535	$2,511,959

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$99,080	$96,231
Other liabilities	184,666	157,214
Accrued compensation and benefits	162,219	133,919
Current portion of long-term debt	4,349	53,364
Income taxes payable	20,677	1,007

Total current liabilities	470,991	441,735
Long-term debt	1,360,665	1,322,468
Other long-term liabilities	25,096	22,570
Deferred income taxes	163,491	148,859
Minority interests	75,759	53,193
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 195,000,000 shares authorized; 134,862,283 shares issued)	135	135
Additional paid-in capital	565,071	542,714
Retained earnings	775,781	611,287
Treasury stock, at cost (33,239,209 and 36,295,339 shares)	(579,455)	(632,732)
Accumulated comprehensive income valuations	11,001	1,730

Total shareholders’ equity	772,533	523,134

	$2,868,535	$2,511,959

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended
	September 30, 2005	June 30, 2005	September 30, 2004	September 30, 2005
Financial Results:
Net income, excluding Medicare lab prior years’ recoveries, swap valuations and refinancing charges	$55.6	$52.6	$55.3	$163.6
Basic EPS	$0.55	$0.52	$0.56	$1.63
Diluted EPS	$0.53	$0.51	$0.54	$1.58
Operating income, excluding Medicare lab prior years’ recoveries	$111.2	$107.7	$103.4	$324.9
Operating income margin	16.5%	16.7%	17.6%	16.8%
Other comprehensive income
Unrealized gain (loss) on securities, net of tax benefit (expense) of $(7.1), $5.7, $1.6, and $(8.2)	$11.1	$(9.0)	$(2.5)	$13.0
Business Metrics:
Volume
Treatments	2,037,584	1,964,098	1,804,534	5,870,469
Number of treatment days	79.0	78.0	79.0	234.0
Treatments per day	25,792	25,181	22,842	25,087
Per day year over year increase	12.9%	15.2%	11.0%	13.9%
Non-acquired growth	5.2%	5.5%	4.8%	5.5%
Revenue
Total operating revenue	$677	$649	$596	$1,936
Medicare lab prior years’ recoveries	$1	$3	$8	$4
Total operating revenue, excluding Medicare lab prior years’ recoveries	$676	$646	$587	$1,932
Dialysis revenue per treatment	$315.69	$312.52	$313.60	$313.11
Per treatment increase from previous quarter	1.0%	0.5%	0.7%	—
Per treatment increase from prior year	0.7%	0.3%	2.4%	0.3%
Expenses
A. Patient care costs
Percent of revenue	67.8%	67.3%	67.6%	67.5%
Per treatment	$224.77	$221.66	$219.95	$222.01
Per treatment increase from previous quarter	1.4%	1.0%	—	—
Per treatment increase from previous year	2.2%	0.7%	2.7%	1.0%
B. General & administrative expenses
Percent of revenue	9.0%	9.3%	8.6%	9.1%
Per treatment	$29.85	$30.48	$28.04	$29.80
Per treatment increase (decrease) from previous quarter	(2.1%)	5.0%	4.5%	—
Per treatment increase from previous year	6.5%	13.6%	14.1%	10.8%
C. Bad debt expense as a percent of current-period revenue	1.8%	1.8%	1.8%	1.8%
D. Consolidated effective tax rate	37.5%	38.0%	39.0%	38.0%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended
	September 30, 2005	June 30, 2005	September 30, 2004	September 30, 2005
Cash Flow
Operating cash flow	$84.6	$106.2	$115.9	$302.2
Operating cash flow, excluding Medicare lab prior years’ recoveries and tax benefit from stock option exercises	$75.3	$92.8	$110.4	$263.6
Free cash flow, excluding Medicare lab prior years’ recoveries and tax benefit from stock option exercises	$65.6	$78.2	$99.5	$231.7
Capital expenditures:
Development	$24.9	$22.2	$22.8	$65.2
Routine maintenance/IT/other	$11.4	$18.6	$11.0	$37.7
Acquisition expenditures, net	$46.1	$81.5	$213.50	$130.1
Accounts Receivable
Net receivables	$503	$490	$435
DSO	70	70	68
Debt/Capital Structure
Total debt	$1,365	$1,366	$1,388
Net debt, net of cash	$1,028	$1,053	$1,161
Leverage ratio – (see Note 1)	1.78x	1.86x	2.14x
Clinical (quarterly averages)
Dialysis adequacy - % of patients with Kt/V > 1.2	94%	94%	94%
Patients with arteriovenous fistula	46%	45%	41%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

The leverage ratio under the Company’s senior secured credit agreement as in effect for the quarter ended September 30, 2005 (the Prior Credit Agreement), is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “EBITDA”. The leverage ratio determines the interest rate margin payable by the Company under the Prior Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following Leverage Ratio was calculated using “Consolidated EBITDA” as defined in the indentures governing our recently issued senior notes. Such calculation is on a basis that is materially consistent with the definition of “EBITDA” contained in the Prior Credit Agreement, except that EBITDA under our Prior Credit Agreement is based on the last twelve-months and is not based on annualized EBITDA, and pro forma incremental “EBITDA” relating to acquisitions is included in the calculation of “EBITDA” under the Prior Credit Agreement and is not included in the following calculations.

	Three months ended
	September 30, 2005	June 30, 2005	September 30, 2004
Net income	$55,217	$52,943	$60,386
Debt expense	24,297	24,897	13,741
Income taxes	33,180	32,420	38,535
Depreciation and amortization	26,372	25,860	22,257
Minority interests and equity income, net	7,262	6,125	3,593
Swap valuation loss	1,718	2,131

“Consolidated EBITDA” as defined in the indentures	$148,046	$144,376	$138,512

Annualized “Consolidated EBITDA” as defined in the indentures	$592,184	$577,504	$554,048

	September 30, 2005	June 30, 2005	September 30, 2004
Total debt	$1,365,014	$1,365,867	$1,387,964
Letters of credit issued	23,959	22,959	22,984

	1,388,973	1,388,826	1,410,948
Less: cash and cash equivalents	(337,196)	(312,761)	(226,942)

Consolidated net debt	$1,051,777	$1,076,065	$1,184,006

Annualized “Consolidated EBITDA” as defined in the indentures	$592,184	$577,504	$554,048

Leverage Ratio	1.78x	1.86x	2.14x

As a result of the Gambro Healthcare acquisition and our related borrowings under our new senior secured credit agreement, we anticipate that our post-acquisition leverage ratio will initially be in the range of 4.5x to 5.0x, which is in compliance with the leverage ratio covenants contained within the new credit agreement. The leverage ratio calculation in our new credit agreement is materially consistent with our Prior Credit Agreement, existing at September 30, 2005.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Net income excluding Medicare lab recoveries related to prior years’ services, swap valuations and refinance charges:

	Three months ended			Nine months ended
	September 30, 2005	June 30, 2005	September 30, 2004	September 30, 2005
Net income	$55,217	$52,943	$60,386	$164,494
Less: Medicare lab recoveries for prior years’ services	(1,131)	(2,641)	(8,293)	(3,771)
Related income tax expense	440	1,027	3,234	1,467

Net income excluding Medicare lab recoveries	54,526	51,329	55,327	162,190
Swap valuation loss (gain)	1,718	2,131		(4,543)
Refinancing charges				6,872
Related income tax expense	(668)	(829)		(906)

	$55,576	$52,631	$55,327	$163,613

2. Operating income, excluding Medicare lab recoveries related to prior years’ services:

	Three months ended			Nine months ended
	September 30, 2005	June 30, 2005	September 30, 2004	September 30, 2005
Operating income	$112,338	$110,315	$111,652	$328,649
Less: Medicare lab prior years’ recoveries	(1,131)	(2,641)	(8,293)	(3,771)

	$111,207	$107,674	$103,359	$324,878

3. Operating cash flow, excluding Medicare lab recoveries related to prior years’ services, and tax benefit from stock option exercises:

	Three months ended			Nine months ended	Rolling 12- month period ended
	September 30, 2005	June 30, 2005	September 30, 2004	September 30, 2005	September 30, 2005
Cash provided by operating activities	$84,609	$106,195	$115,852	$302,210	$389,551
Less: Medicare lab prior years’ recoveries		(2,641)		(2,641)	(10,934)
Related income tax expense		1,027		1,027	4,261

Operating cash flow, excluding Medicare lab prior years’ recoveries	84,609	104,581	115,852	300,596	382,878
Less: Tax benefit from stock option exercises	(9,313)	(11,774)	(5,417)	(37,021)	(49,326)

	$75,296	$92,807	$110,435	$263,575	$333,552

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow and free cash flow, excluding Medicare lab recoveries related to prior years’ services, and tax benefit from stock option exercises:

Free cash flow represents net cash provided by operating activities less non-development capital expenditures. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under generally accepted accounting principles in the United States since it is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under generally accepted accounting principles in the United States and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Nine months ended	Rolling 12- month period ended
	September 30, 2005	June 30, 2005	September 30, 2004	September 30, 2005	September 30, 2005
Cash provided by operating activities	$84,609	$106,195	$115,852	$302,210	$389,551
Less: Expenditures for routine maintenance and information technology	(9,656)	(14,614)	(10,956)	(31,904)	(46,787)

Free cash flow	74,953	91,581	104,896	270,306	342,764
Less: Medicare lab prior years’ recoveries		(2,641)		(2,641)	(10,934)
Related income tax expense		1,027		1,027	4,261

Free cash flow, excluding Medicare lab prior years’ recoveries	74,953	89,967	104,896	268,692	336,091
Less: Tax benefit from stock option exercises	(9,313)	(11,774)	(5,417)	(37,021)	(49,326)

	$65,640	$78,193	$99,479	$231,671	$286,765